Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Universal Display Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-170398, 333-166739, 333-165575, 333-163024, 333-159081, 333-157926, 333-155212, 333-150818, 333-149731, 333-147281, 333-142825, 333-141369, 333-138732, 333-134022, 333-131515, 333-129745, 333-120737, 333-124306, 333-112077, 333-101733, 333-74854, 333-72846, 333-60856, 333-50990, 333-48810, 333-40760 and 333-27901) on Form S-3, registration statements (Nos. 333-198060, 333-159083, 333-159082, 333-112067 and 333-92649) on Form S-8 and the registration statement (No. 333-81983) on Form SB-2 of Universal Display Corporation of our reports dated February 25, 2016, with respect to the consolidated balance sheets of Universal Display Corporation and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Universal Display Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 25, 2016